UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2022

Cloudweb, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-199193	47-0978297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W El Camino Real Suite 180,Mountain View, CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 650-963-7749

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 7.01 Regulation FD Disclosure.

The registrant reports that it is launching three beta cloud-based business solutions:

SmartBizCompany.com/video, a cloud-based video editing software which allows for the creation of short marketing-centric videos in just a few minutes. SmartbizCompany.com/chat, a cloud-based chat bot that would allow small-medium enterprises to fully engage their customers. SmartbizCompany.com/meet, a cloud-based video conferencing solution that can be used for telemedicine and to host online meetings.

Under the “SmartBiz” branding, the registrant intends to develop and launch additional cloud-based platforms that can better serve businesses, especially those that have pivoted to a greater online presence following the global pandemic.

Item 8.01 Other Events.

On 31st October, 2022, the Company announced that its telephone number has been changed to 650-963-7749. The Company's business address remains the same at 800 W El Camino Real Suite 180 Mountain View, CA 94040.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhi De Liao
Zhi De Liao

Date: October 31, 2022

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